AMENDMENT NO. 2

This AMENDMENT NO. 2, dated as of August 19, 2008 (the “Amendment”), is entered into by and among New Earth LNG, LLC, a Delaware limited liability company (the “Borrower”), the other persons designated as “Loan Parties” on the signature pages hereto (the “Loan Parties”), and Fourth Third LLC, a Delaware corporation, as agent for the Lenders (the “Agent”) and as a Lender.

WHEREAS, Borrower, the other Loan Parties, Lenders (as defined therein) and Agent are party to a certain Amended and Restated Credit Agreement, dated as of June 26, 2008 (as heretofore amended, restated, supplemented or otherwise modified, the “Credit Agreement”; all capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement); and

WHEREAS, Borrower, the other Loan Parties, Agent and Lenders have agreed to amend the Credit Agreement to recognize the addition of an interest reserve account thereto and as otherwise provided herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, the other Loan Parties, Lenders and Agent agree as follows:

SECTION 1.
DEFINED TERMS AND SECTIONS

Capitalized terms set forth herein shall have the meanings when used herein as set forth in the Credit Agreement.  Section references used herein shall, unless otherwise expressly provided, be deemed to be references to Sections of the Credit Agreement.

SECTION 2.
AMENDMENTS

Subject to the satisfaction of the conditions to effectiveness referred to in Section 3 below, Borrower, the other Loan Parties, Lenders and Agent agree that the Credit Agreement is hereby amended as follows:

2.1           Interest Reserve Account.  To add a new Section 2.4.5 thereto, to read as follows:

2.4.5           Interest Reserve Account.  As soon as practicable after the Closing Date, but in any event not later than August 20, 2008, Borrower shall have deposited with Agent cash in the amount of One Million Dollars ($1,000,000) (the “Initial Interest Reserve Amount”) to be held by Agent in a segregated “money market” deposit account at Deutsche Bank (or another bank at Agent’s election) under Agent’s sole control and exclusive right to make withdrawals (the “Interest Reserve Account”).  From and after that date on which the Interest Reserve Account is established and funded with the Initial Interest Reserve Amount, Agent shall withdraw from the Interest Reserve Account on each date that accrued interest on the Loans becomes due and payable, funds sufficient in amount to make such interest payment if Borrower has notified Agent by not later than five (5) Business Days prior thereto that Borrower is requesting a withdrawal therefrom to make such interest payment when due; otherwise, Borrower shall continue to be obligated to remit payments of accrued interest as and when due by wire transfer on the due date of immediately available funds sufficient in amount to make such payment.  If, however, at any time Agent is prevented from making such withdrawal from the Interest Reserve Account or if available funds on deposit in the Interest Reserve Account are not sufficient to make, or make in full, such interest payment, then, Borrower nonetheless shall continue to be required to make the applicable payment of interest, or so much thereof as then continues to be owing,  as otherwise required to be paid hereunder on the due date for such interest payment in the manner described hereinabove.  If any Event of Default shall occur and be continuing, Agent shall have the right, at its option, (i) to require that Borrower re-fund the Interest Reserve Account with cash at least sufficient (when aggregated with available funds then on deposit therein) to make at least twelve (12) months of accrued interest payment (or such lesser number of months as Agent may request) and/or (ii) to liquidate the Interest Reserve Account and apply all available funds then on deposit therein to all Obligations then due and payable.  All charges incurred by Agent in maintaining the Interest Reserve Account shall be charged thereto.  Any interest earned on funds deposited in the Interest Reserve Account shall be retained on deposit therein and be added to the funds available to Agent for withdrawal therefrom.  Upon full payment and satisfaction of the Obligations, Agent shall close the Interest Reserve Account and return all available funds then on deposit therein to Borrower or at its direction to any other Person.  Agent may also, at Borrower’s request, credit the amount of all available funds then on deposit in the Interest Reserve Account against outstanding obligations in connection with any voluntary prepayment of the Obligations by Borrower.  The Interest Reserve Account and all funds on deposit therein shall constitute part of the Collateral and, by its deposit of the Initial Interest Reserve Amount Borrower shall be deemed to have granted to Agent a security interest therein and all interest earned thereon and in the Interest Reserve Account, with Agent having the rights and remedies of a secured party in regard thereto, as described more particularly in the Guarantee and Collateral Agreement.  Notwithstanding the foregoing, at such time as Borrower has received from Parent not less than Fifteen Million Dollars ($15,000,000) in new cash equity contributions, so long as no Event of Default has occurred which is then continuing, Borrower may request that Agent close the Interest Reserve Account and return all funds then on deposit therein to Borrower, which Agent agrees to do promptly after its receipt of such request.

2.2           Cross-Default.  To amend the sum “$1,000,000” appearing in Section 8.1.2(a) of the Credit Agreement to “$500,000.”

2.3           Litigation Schedule.  To amend Schedule 5.6 of the Credit Agreement to include those matters set forth on Schedule 3(t) to that Securities Purchase Agreement, dated as of August 19, 2008, between Parent and Castlerigg PNG Investments LLC,  and each other party listed as a “Buyer” on the Schedule of Buyers.

2.4        Black Forest Debt. To consent to the prepayment of the principal amount of the Black Forest Debt on or before August 20, 2008, by an amount equal to $580,000, more or less (but not by more than $590,000 in any event) provided that the entire cash amount needed to make such prepayment comes directly from Parent, and not from the Borrower, notwithstanding any term of the Credit Agreement or the Black Forest Subordination Agreement to the contrary otherwise prohibiting such prepayment.

SECTION 3.
CONDITIONS TO EFFECTIVENESS

The amendment(s) set forth hereinabove shall become effective retroactive to the Closing Date (the “Effective Date”) provided that the following conditions are satisfied in full:

(a) Agent shall have received one or more counterparts of this Amendment executed and delivered by Borrower, the other Loan Parties, Agent and Lenders;

(b) Agent shall have received one or more counterparts of the Consent and Reaffirmation in the form of Exhibit A hereto, executed and delivered by each of the Guarantors named therein;

(c) no Default or Event of Default is continuing or would result after giving effect to this Amendment; and

(d) all representations and warranties of the Loan Parties contained in this Amendment and in the Credit Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Date, except to the extent such representations and warranties relate to a specific date.

SECTION 4.
NO WAIVER ; LIMITATION ON SCOPE ; CONSENT

(a) Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrower or any other Loan Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein.

(b) Agent and Lenders hereby consent to the execution, delivery and performance by Parent of that certain Securities Purchase Agreement, dated as of August 19, 2008, with Castlerigg Master Investments Ltd. and each other party listed as a “Buyer” on the Schedule of Buyers, together with the related $3,188,235 Subordinated Convertible Note, Warrant to Purchase Stock and any other documents contemplated to be delivered thereby, and the consummation by Parent of each of the transactions contemplated thereby, and agree that the same will not be deemed to be in violation of any provision of the Credit Agreement, as amended, or any other Loan Documents; provided, however, that the foregoing is not intended as a consent to, and shall not permit, (i) Parent from granting any Liens to any Buyer to secure its obligations arising under the foregoing transactions, or (ii) Borrower or any other Loan Party from issuing any guaranty in support of such obligations of Parent or granting any Lien to secure the payment thereof, or (iii) Borrower or any other Loan Party paying any dividend or making any other cash distribution to Parent for the purpose of paying any such obligations, or paying any such obligations on behalf of Parent.

SECTION 5.
MISCELLANEOUS

(a) Borrower and the other Loan Parties hereby represent and warrant that this Amendment has been duly authorized and executed by Borrower and each of the other Loan Parties and that the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrower and the other Loan Parties party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in law or in equity).

(b) Each of Borrower and the other Loan Parties repeats and restates the representations and warranties of such Person contained in the Credit Agreement as of the date of this Amendment  and as of the Effective Date, except to the extent such representations and warranties relate to a specific date; provided that references to the Credit Agreement or “this Agreement” in such representations and warranties shall be deemed to be references to the Credit Agreement as amended pursuant to this Amendment.

(c) Borrower agrees to pay on demand all of Agent’s costs and expenses arising in connection with the execution and delivery of this Amendment.

(d) Borrower and the other Loan Parties hereby ratify and confirm the Credit Agreement as amended hereby, and agree that, as amended hereby, the Credit Agreement remains in full force and effect.

(e) Borrower and the other Loan Parties agree that the Loan Documents to which each such Person is a party remain in full force and effect (as amended hereby in the case of the Credit Agreement) notwithstanding the execution and delivery of this Amendment and that nothing contained in this Amendment shall constitute a defense to the enforcement of any Loan Document.

(f) This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(g) All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as amended by this Amendment (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

(h) THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(i) This Amendment is a “Loan Document” and each of the provisions set forth in Section 10 (Miscellaneous) of the Credit Agreement applies to this Amendment and such Note to the same extent such provision applies to any other Loan Document. Without limitation of the foregoing, each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment”: Section 10.2 (Notices), Section 10.10 (Captions), Section 10.13 (Severability), Section 10.14 (Entire Agreement), Section 10.15 (Successors and Assigns), Section 10.17 (Forum Selection; Consent to Jurisdiction) and Section 10.18 (Waiver of Jury Trial).

[SIGNATURE PAGE FOLLOWS]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

NEW EARTH LNG, LLC By: /s/ Kevin Markey Name: Kevin Markey Title: President
LOAN PARTIES:

PNG VENTURES, INC. By: /s/ Kevin Markey Name: Kevin Markey Title: President
APPLIED LNG TECHNOLOGIES USA, L.L.C. By: New Earth LNG, LLC, its sole member By: /s/ Kevin Markey Name: Kevin Markey Title: President
FLEET STAR, INC. By: /s/ Kevin Markey Name: Kevin Markey Title: President and Chief Executive Officer
EARTH LEASING, INC. By: /s/ Kevin Markey Name: Kevin Markey Title: President
ARIZONA LNG, L.L.C. By: New Earth LNG, LLC, its sole member By: /s/ Kevin Markey Name: Kevin Markey Title: President
AGENT AND LENDERS: FOURTH THIRD LLC, as Agent and a Lender By: /s/ Seth B. Taube Name: Seth B. Taube Title:

EXHIBIT A
CONSENT AND REAFFIRMATION

Each of the undersigned (“Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1; (ii) consents to Borrower’s execution and delivery thereof and approves and consents to the transactions contemplated thereby; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify or diminish in any respect whatsoever its obligations under the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party and reaffirms that such Guarantee and Collateral Agreement is and shall continue to remain in full force and effect.  This acknowledgement by Guarantors is made and delivered to induce Agent and Lenders to enter into Amendment No. 2, and Guarantors acknowledge that Agent and Lenders would not enter into Amendment No. 2 in the absence of the acknowledgements contained herein.  Although Guarantors have been informed of the matters set forth herein and have acknowledged and agreed to same, Guarantors understand that Agent and Lenders have no obligation to inform Guarantors of such matters in the future or to seek Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment No. 2 to which this Consent is attached or in the Credit Agreement referred to therein, as applicable.

IN WITNESS WHEREOF, the undersigned have executed this Consent and Reaffirmation on and as of the date of Amendment No. 2.

PNG VENTURES, INC. By: /s/ Kevin Markey Name: Kevin Markey Title: President
APPLIED LNG TECHNOLOGIES USA, L.L.C. By: New Earth LNG, LLC, its sole member By: /s/ Kevin Markey Name: Kevin Markey Title: President
FLEET STAR, INC. By: /s/ Kevin Markey Name: Kevin Markey Title: President
EARTH LEASING, INC. By: /s/ Kevin Markey Name: Kevin Markey Title: President
ARIZONA LNG, L.L.C. By: New Earth LNG, LLC, its sole member By: /s/ Kevin Markey Name: Kevin Markey Title: President